Exhibit 99.1

Talon International, Inc. Reports

Third Quarter and Nine Months Financial Results for 2014

Third Quarter Sales Declined 14.4% from 2013 Driven by Lower Zipper Sales

LOS ANGELES, CA - November 14, 2014 - Talon International, Inc. (OTCQB: TALN), a leading global supplier of zippers, apparel fasteners, trim and stretch technology products, reported financial results for the third quarter and nine months ended September 30, 2014.

Financial Highlights

Total sales for the third quarter ended September 30, 2014 were $11.7 million, reflecting a 14.4% decrease as compared to the same period in 2013.  “The tough economic environment for the retail apparel industry this year, combined with the resulting inventory imbalances, lowered overall demand and intensified competition within the price sensitive mass merchandising and national market retailers we serve,” stated Lonnie Schnell, Talon's Chief Executive Officer. “The decline we experienced within zipper sales to these customers in our third quarter will likely continue to be a headwind for the company for the next two quarters, despite effective execution of our key strategies for new brand acquisition, product innovation, and expansion of our global footprint to drive sales longer-term and strengthen our market position.”

Sales for the third quarter of 2014 included Zipper sales of $6.0 million, down 23.7% from the third quarter of 2013, while Trim sales were $5.6 million, reflecting a 2.7% decrease from the same period in 2013.  Sales of the Company's advanced fabric technology products, Tekfit, while only $69,000 in the third quarter, more than doubled over the same period last year. Total sales for the nine months ended September 30, 2014 were $39.1 million, a decrease of 3.6% from the same period in 2013. Zipper sales for the nine months ended September 30, 2014, were $20.4 million (52.3% of total sales), reflecting a decline of $2.8 million from the same period last year. Trim sales were $18.5 million, increasing 7.2% from the same period in 2013. Tekfit sales for the nine months ended September 30, 2104 were $93,000 as compared to $41,000 in the same period in 2013.

“The decline in our mass merchandising zipper sales is highly disappointing and occurred more abruptly than we have experienced in the recent past,” continued Mr. Schnell. “Our strategic focus is on Specialty retailers seeking higher quality, value products to support their high-image brands. We remain encouraged by our continued expansion into these Specialty retail trim brands, as well as by the growing interest we are seeing in our Tekfit stretch technology products by several major U.S. and worldwide retailers.”

Gross profit for the third quarter of 2014 was $3.7 million, or 31.6% of sales, as compared to $4.6 million, or 33.4% of sales for the same quarter in 2013. The reduction in gross profit for the three months ended September 30, 2014, as compared to the same period in 2013, was principally attributable to lower overall sales volumes and higher manufacturing support costs, slightly offset by improved product mix and lower freight and duty costs. Gross profit for the nine months ended September 30, 2014 was $12.9 million, or 32.9% of sales, reflecting a decline of $453,000 as compared to the same period in 2013.

Operating expenses for the third quarter of 2014 were $3.4 million, as compared to $3.6 million in the third quarter of 2013. Sales and marketing expenses for the three months ended September 30, 2014 totaled $1.6 million, an increase of $69,000 as compared to the same period in 2013. General and administrative expenses for the third quarter totaled $1.8 million as compared to $2.1 million, declining by $310,000 during the third quarter as compared to the same period in 2013. Operating expenses for the nine months ended September 30, 2014 were $10.9 million as compared to $10.6 million in the same period last year.

Operating income for the third quarter ended September 30, 2014 was $315,000, or 2.7% of sales, as compared to $939,000, or 6.8% of sales, for the same period in 2013. Operating income for the nine months ended September 30, 2014 was $1.9 million as compared to $2.7 million for the same period in 2013.

Net income for the quarter and nine months ended September 30, 2014 (and fully applicable to common shareholders) was $57,000 and $889,000, respectively. Net income applicable to common stockholders for the third quarter and nine months in 2013 was $7.5 million and $7.3 million, respectively. In 2013 the net income applicable to common shareholders included a $6.8 million net benefit to common shareholders for the third quarter and a $5.0 million net benefit to common shareholders for the nine months ended September 30, 2013 that resulted from the redemption of the Company’s outstanding Series B Preferred stock in July 2013, which made prior year’s earnings then available to the common stockholders.

Forward Looking Statements

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on market growth, changing trends in apparel retailing, new product introductions, and the Company's ability to execute on its sales strategies, and are generally identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, competition and capital requirements. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call

Talon International will hold a conference call on Friday, November 14, 2014, to discuss its third quarter and first nine months financial results for 2014. Talon's CEO, Lonnie D. Schnell will host the call starting at 4:30 P.M. Eastern Time. A question and answer session will follow the presentation.

To participate, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Friday, November 14, 2014

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Domestic callers: 1-877-300-8521

International callers: 1-412-317-6026

Conference ID#: TALON

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day and until December 14, 2014. The toll-free replay call-in number is 1-877-870-5176 for domestic callers and 1-858-384-5517 for international. Pin number 10056203.

About Talon International, Inc.

Talon International, Inc. is a major supplier of custom zippers, complete trim solutions and stretch technology products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers worldwide. Talon develops, manufactures and distributes custom zippers exclusively under its Talon® brand (“The World’s Original Zipper Since 1893”); designs, develops, manufactures, and distributes complete apparel trim solutions and products; and provides stretch technology for specialty waistbands, shirt collars, and other items all under its trademark and world renowned brands, Talon®, and TekFit® to major apparel brands and retailers. Leading retailers worldwide recognize and use Talon products including Abercrombie and Fitch, Polo Ralph Lauren, Kohl’s, J.C. Penney, FatFace, Victoria’s Secret, Wal-Mart, Tom Tailor, Phillips-Van Heusen, Levi Strauss & Co., Juicy Couture, and many others. The company is headquartered in the greater Los Angeles area, and has offices and facilities throughout the United States, United Kingdom, Hong Kong, China, Taiwan, India, Indonesia and Bangladesh.

Contact:

Talon International, Inc.
Rayna Hernandez
Tel (818) 444-4128
raynah@talonzippers.com

TALON INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$11,749,970	$13,728,037	$39,052,257	$40,508,751
Cost of goods sold	8,031,238	9,143,655	26,193,109	27,196,451
Gross profit	3,718,732	4,584,382	12,859,148	13,312,300

Sales and marketing expenses	1,636,759	1,568,257	4,754,723	4,364,742
General and administrative expenses	1,766,851	2,077,100	6,165,544	6,211,057
Total operating expenses	3,403,610	3,645,357	10,920,267	10,575,799

Income from operations	315,122	939,025	1,938,881	2,736,501
Interest expense, net	96,871	10,641	317,756	11,216
Income before provision for income taxes	218,251	928,384	1,621,125	2,725,285
Provision for income taxes, net	161,165	228,328	732,299	482,161
Net income	$57,086	$700,056	$888,826	$2,243,124

Series B Preferred Stock liquidation preference increase	-	(116,029)	-	(1,914,470)
Series B Preferred Stock redemption discount, net	-	6,939,257	-	6,939,257
Net income applicable to Common Stockholders	$57,086	$7,523,284	$888,826	$7,267,911

Per share amounts:
Net income	$0.00	$0.01	$0.01	$0.05
Net income applicable to Preferred Stockholders	-	0.08	-	0.11
Basic net income applicable to Common Stockholders	$0.00	$0.09	$0.01	$0.16

Diluted net income per share applicable to Common Stockholders	$0.00	$0.09	$0.01	$0.15

Weighted average number of common shares outstanding - Basic	92,267,831	82,946,352	92,115,167	44,297,109

Weighted average number of common shares outstanding - Diluted	94,431,171	86,379,163	94,411,036	47,870,968

Net income	$57,086	$700,056	$888,826	$2,243,124
Other comprehensive income (loss) from foreign currency translation	(1,141)	21,221	716	51,072
Total comprehensive income	$55,945	$721,277	$889,542	$2,294,196

TALON INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,580,504	$3,779,508
Accounts receivable, net	3,535,807	3,576,925
Inventories, net	575,252	800,240
Prepaid expenses and other current assets	975,944	973,836
Total current assets	8,667,507	9,130,509

Property and equipment, net	564,998	614,592
Intangible assets, net	4,297,335	4,267,110
Deferred income tax assets, net	5,714,556	6,050,402
Other assets	409,241	460,226
Total assets	$19,653,637	$20,522,839

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,636,741	$7,158,938
Accrued expenses	2,849,342	2,880,764
Revolving credit loan	1,000,000	1,000,000
Current portion of term loan payable	1,666,667	1,666,667
Total current liabilities	12,152,750	12,706,369

Term loan payable, net of current portion	2,083,333	3,333,333
Deferred income tax liabilities	17,054	30,388
Other liabilities	12,796	22,169
Total liabilities	14,265,933	16,092,259

Stockholders’ Equity:
Common Stock, $0.001 par value, 300,000,000 shares authorized; 92,267,831 and 91,342,215 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	92,268	91,342
Additional paid-in capital	64,113,287	64,046,631
Accumulated deficit	(58,933,352)	(59,822,178)
Accumulated other comprehensive income	115,501	114,785
Total stockholders’ equity	5,387,704	4,430,580
Total liabilities and stockholders’ equity	$19,653,637	$20,522,839